                   AMENDED AND RESTATED
                      FOREIGN CUSTODY MANAGER AGREEMENT

      AGREEMENT  made  as of May 31,  2001,  as  amended  from  time to  time, between  each  investment  company  identified  on Appendix A attached  hereto
(each hereinafter referred to as the "Fund")  individually and severally,  and not jointly and severally, and Citibank, N.A. ("Citibank").

                                  WITNESSETH:

      WHEREAS,  the Fund appointed Citibank as foreign custody manager under a certain  Foreign  Custody  Manager  Agreement  dated  September  14, 1998 (the
"Prior Agreement");

      WHEREAS,  the Fund and  Citibank  desires to amend and restate the Prior
Agreement;

      WHEREAS,  Citibank  desires to  continue  to serve as a Foreign  Custody
Manager and perform  the duties set forth  herein on the terms and  conditions contained herein;

      NOW  THEREFORE,  in  consideration  of the mutual  promises  hereinafter contained in this Agreement, the Fund and Citibank hereby agrees as follows:

                                   ARTICLE I
                                  DEFINITIONS

      Whenever  used in this  Agreement,  the  following  words  and  phrases, unless the context otherwise requires, shall have the following meanings:

      1.    Capitalized  terms  used  in  this  Agreement  and  not  otherwise defined  in this  Agreement  shall have the  meanings  given such terms in the
Rule.

      2.    "Board"  shall mean the board of  directors  or board of trustees, as the case may be, of the Fund.

      3.    "Eligible  Foreign  Custodian"  shall have the meaning provided in the Rule.

      4.    "Monitoring  System" shall mean a system  established  by Citibank to fulfill the  Responsibilities  specified in clauses 1(d) and (e) of Article
III of this Agreement.

      5.    "Responsibilities"  shall mean the  responsibilities  delegated to
Citibank as a Foreign Custody  Manager with respect to each Specified  Country
and  each  Eligible   Foreign   Custodian   selected  by  Citibank,   as  such
responsibilities are more fully described in Article III of this Agreement.

      6.    "Rule" shall mean Rule 17f-5 under the  Investment  Company Act of
1940, as amended, as such Rule became effective on June 12, 2000.

      7.    "Specified  Country"  shall mean each country listed on Schedule I attached  hereto (as amended from time to time) and each  country,  other than the United  States,  constituting  the  primary  market  for a  security  with respect to which the Fund has given settlement  instructions to Citibank, N.A.
as custodian (the "Custodian") under its Custody Agreement with the Fund.

                                  ARTICLE II
                     CITIBANK AS A FOREIGN CUSTODY MANAGER

      1.    The Fund on behalf of its Board hereby  delegates to Citibank with respect to each Specified Country the Responsibilities (the "Delegation").

      2.    Citibank  accepts  the  Delegation  and agrees in  performing  the
Responsibilities  as a Foreign  Custody Manager to exercise  reasonable  care, prudence and  diligence  such as a bailee for hire having  responsibility  for the safekeeping of the Fund's assets would exercise.

      3.    Citibank  shall provide to the Fund (i) notice  promptly after the placement of assets of the Fund with a particular  Eligible Foreign  Custodian selected by Citibank  within a  Specified  Country,  (ii) at such times as the
Board deems  reasonable  and  appropriate  based on the  circumstances  of the
Fund's  foreign  custody  arrangements  (but not less  often  than  quarterly)
written   reports   notifying  the  Board  of  any  material   change  in  the
arrangements  (including  any material  change in any contract  governing such arrangements)  with  respect  to  assets  of the Fund  with any such  Eligible
Foreign   Custodian,   and  (iii)  not  less  often  than  annually  a  report
summarizing  the material  custodial  risks known to Citibank which  accompany such arrangements.

                                  ARTICLE III
                               RESPONSIBILITIES

      1.    Subject to the provisions of this  Agreement,  Citibank shall with respect to each Specified  Country select an Eligible  Foreign  Custodian.  In connection  therewith,  Citibank shall:  (a) determine that assets of the Fund held by such Eligible  Foreign  Custodian will be subject to reasonable  care, based on the standards  applicable  to  custodians  in the relevant  market in which such Eligible Foreign Custodian operates,  after considering all factors relevant to the  safekeeping of such assets,  including,  without  limitation, those  contained in Section  (c)(1) of the Rule; (b) determine that the Fund's
foreign  custody   arrangements  with  each  Eligible  Foreign  Custodian  are governed  by  a  written  contract  with  the  Custodian  which  will  provide reasonable  care for the Fund's  assets  based on the  standards  specified in paragraph  (c)(1) of the  Rule;  (c)  determine  that  each  contract  with an
Eligible  Foreign   Custodian  shall  include  the  provisions   specified  in
paragraph  (c)(2)(i)(A) through (F) of the Rule or, alternatively,  in lieu of any or all of such (c)(2)(i)(A) through (F) provisions,  such other provisions as Citibank determines will provide, in their entirety,  the same or a greater level of care and  protection  for the  assets  of the Fund as such  specified provisions;  (d) monitor pursuant to the Monitoring System the appropriateness of  maintaining  the  assets of the Fund with a  particular  Eligible  Foreign
Custodian  pursuant to  paragraph  (c)(1) of the Rule  including  any material change in the contract  governing such  arrangement;  and (e) promptly  advise the Fund  whenever  an  arrangement  (including  any  material  change  in the contract  governing  such  arrangement)  described in preceding  clause (d) no longer  meets the  requirements  of the Rule.  Citibank,  as  Foreign  Custody
Manger,  will make the determination that it is appropriate to maintain assets in each Eligible  Foreign  Custodian and will exercise  reasonable care in the process.

      2.    For  purposes  of  clause  (d)  of  preceding  Section  1 of  this
Article,  Citibank's  determination of appropriateness  shall not include, nor be  deemed to  include,  any  evaluation  of  Country  Risks  associated  with investment  in a particular  country.  For purposes  hereof,  "Country  Risks"
shall  mean  systemic  risks  of  holding  assets  in  a  particular   country
including,  but no limited to, (a) an Eligible  Foreign  Custodian's use of an
Eligible  Securities  Depository as defined in Rule 17f-7 under the Investment
Company   Act  of   1940,   as   amended;   (b)   such   country's   financial
infrastructure,   (c)  such  country's   prevailing   custody  and  settlement
practices,  (d) nationalization,  expropriation or other governmental actions,
(e) regulation of the banking or securities  industry,  (f) currency controls, restrictions,  devaluations or fluctuations,  and (g) market  conditions which affect the orderly  execution of securities  transactions  or affect the value of securities.

                                  ARTICLE IV
                                REPRESENTATIONS

      1.    The Fund hereby  represents that: (a) this Agreement has been duly authorized,  executed  and  delivered  by the  Fund,  constitutes  a valid and legally  binding  obligation of the Fund  enforceable  in accordance  with its terms, and no statute,  regulation,  rule, order, judgment or contract binding on the Fund prohibits the Fund's  execution or performance of this  Agreement;
(b) this  Agreement  has been  approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present;  and (c) the Board or its investment  advisor has considered  the Country Risks  associated  with investment  in each  Specified  Country  and will have  considered  such risks prior  to any  settlement  instructions  being  given  to the  Custodian  with respect to any other Specified Country.

      2.    Citibank  hereby  represents  that (a) Citibank is duly  organized and  existing  under  the laws of the State of New  York,  with full  power to carry on its  businesses as now  conducted,  and to enter into this  Agreement and to  perform  its  obligations  hereunder;  (b) this  Agreement  been  duly authorized,  executed  and  delivered  by  Citibank,  constitutes  a valid and legally  binding  obligation of Citibank  enforceable  in accordance  with its terms, and no statue,  regulation,  rule, order,  judgment or contract binding on Citibank prohibits  Citibank's  execution or performance of this Agreement;
and (c) Citibank has established and will maintain the Monitoring System.

                                  ARTICLE V
                              CONCERNING CITIBANK

      1.    Citibank  shall not be liable  for any costs,  expenses,  damages, liabilities or claims,  including  attorneys' and accountants' fees, sustained or incurred  by, or asserted  against,  the Fund except to the extent the same arises out of the  failure of  Citibank to  exercise  the care,  prudence  and diligence  required  by  Section 2 of Article  II  hereof.  In no event  shall
Citibank be liable to the Fund,  the Board,  or any third  party for  special, indirect or  consequential  damages,  or for lost profits or loss of business, arising in connection with this Agreement.  Anything  contained  herein to the contrary  notwithstanding,  nothing contained herein shall affect or alter the duties and  responsibilities of Citibank or the Fund under any other agreement between  Citibank  and the Fund,  including  without  limitation,  the Custody
Agreement or any Securities Lending Agreement.

      2.    The Fund agrees to indemnify  Citibank and holds it harmless  from and  against  any and all costs,  expenses,  damages,  liabilities  or claims, including  attorneys'  and  accountants'  fees,  sustained  or incurred by, or asserted  against,  Citibank  by  reason  or as a  result  of  any  action  or inaction, or arising out of Citibank's  performance  hereunder,  provided that the Fund shall not indemnify Citibank to the extent any such costs,  expenses, damages,  liabilities  or claims arises out of Citibank's  failure to exercise the reasonable care,  prudence and diligence  required by Section 2 of Article
II hereof.

      3.    Citibank  shall  only  such  duties  as are  expressly  set  forth
herein.   In  no  event  shall  Citibank  be  liable  for  any  Country  Risks associated with investments in a particular country.

                                  ARTICLE VI
                                 MISCELLANEOUS

      1.    Any notice or other instrument in writing,  authorized or required by this  Agreement to be given to  Citibank,  shall be  sufficiently  given if received by it at its  offices at 111 Wall  Street,  20th  Floor,  Zone 4, New
York,  New York 10043,  Attention:  Gene Fauquier or at such place as Citibank may from time to time designate in writing.

      2.    Any notice or other instrument in writing,  authorized or required by this  Agreement  to be  given to the Fund  shall be  sufficiently  given if received  by it at its  offices  at c/o  OppenheimerFunds,  Inc.  498  Seventh
Avenue, 14th Floor, New York, New York 10018,  Attention:  General Counsel, or
                                               ----------
at such other place as the Fund may from time to time designate in writing.

      3.    In case any provision in or obligation  under this Agreement shall be  invalid,  illegal or  unenforceable  in any  jurisdiction,  the  validity, legality and  enforceability of the remaining  provisions shall not in any way be  affected  thereby.  This  Agreement  may not be amended or modified in any
manner  except  by  a  written  agreement  executed  by  both  parties.   This
Agreement  shall extend to and shall be binding upon the parties  hereto,  and
their  respective   successors  and  assigns;   provided  however,  that  this
Agreement  shall not be assignable by either party without the written consent of the other.

      4.    This  Agreement   shall  be  construed  in  accordance   with  the
substantive  laws of the State of New York,  without  regard to  conflicts  of laws  principles  thereof.  The  Fund  and  Citibank  hereby  consent  to  the jurisdiction  of a state or federal court  situated in New York City, New York
in  connection   with  any  dispute   arising   hereunder.   The  Fund  hereby
irrevocably  waives,  to the fullest extent  permitted by applicable  law, any objection  which it may now or  hereafter  have to the  laying of venue of any such  proceeding  brought in such a court and any claim  that such  proceeding brought in such a court has been brought in an  inconvenient  forum.  The Fund and  Citibank  each hereby  irrevocably  waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

      5.    The parties  hereto agree that in performing  hereunder,  Citibank is  acting  solely  on  behalf  of the  Fund  and no  contractual  or  service relationship  shall be deemed to be established  hereby  between  Citibank and any other person.

      6.    This  Agreement  may be  executed  in any number of  counterparts, each of which shall be deemed to be an original,  but such counterparts shall, together, constitute only one instrument.

      7.    This   Agreement   shall   terminate   simultaneously   with   the
termination of the Custody Agreement  between the Fund and the Custodian,  and may  otherwise  be  terminated  by either  party  giving to the other  party a notice in writing specifying the date of such termination,  which shall be not less than ninety (90) days after the date of such notice.

      8.    In consideration of the services  provided by Citibank  hereunder, the Fund shall pay to Citibank such  compensation and  out-of-pocket  expenses as may be agreed upon from time to time.

      9.    For each Fund  organized as a  Massachusetts  trust, a copy of its
Declaration  of Trust is on file with the  Secretary  of the  Commonwealth  of
Massachusetts.  Notice is hereby given that each such  instrument  is executed on behalf of the  trustees  of each such Fund and not  individually,  and that the  obligations of this Agreement are not binding upon any of the trustees or shareholders  individually  but are binding only upon the respective Fund. The parties  expressly agree that Citibank and its assignees and affiliates  shall look solely to the  respective  Fund's  assets and  property  with  respect to enforcement of any claim.

      IN WITNESS WHEREOF,  the Fund and Citibank have caused this Agreement to be executed by their respective  officers,  thereunto duly  authorized,  as of this date first above written.

CITIBANK, N.A., New York Office           OPPENHEIMERSFUNDS

By:  /s/ Gene Fauquier                    By:  /s/ Robert G. Zack
     ----------------------                    -------------------------
                                              Robert G. Zack, Secretary

     On behalf of each  investment  company  identified  on  Appendix A attached hereto individually and severally, and not jointly and severally

Name:  Gene Fauquier
       --------------------

Title:  Vice President
        -------------------

                                  Appendix A
                                  ----------

FUND      ACCOUNT #    ACCOUNT NAME
----      ---------    ------------

150       099920       Centennial Money Market Trust
160       099862       Centennial Tax Exempt Trust
170       099975       Centennial Government Trust
180       845873       Centennial California Tax Exempt Trust
200       345246       Oppenheimer Money Market Fund
205                    Oppenheimer Series Fund, Inc. for the account of
                          Oppenheimer Disciplined Allocation Fund
211                    Oppenheimer Trinity Core Fund
215                    Oppenheimer Global Growth & Income Fund
220       847143       Oppenheimer U.S. Government Trust
225       847940       Oppenheimer Quest Value
236       847941       Oppenheimer Quest Opportunity Value
251       847942       Oppenheimer Quest Small Cap Value
254       847945       Oppenheimer Quest Global Value
257       847943       Oppenheimer Quest Balanced Value Fund
261                    Oppenheimer Europe Fund
270                    Oppenheimer Growth Fund
300                    Oppenheimer Capital Income Fund
310       347080       Oppenheimer Municipal Bond Fund
345                    Bond Fund Series for the account of
                          Oppenheimer Convertible Securities Fund
351       849393       Oppenheimer Legacy Program/Growth Pool
352       849394       Oppenheimer Legacy Program/Income Pool
353       849396       Oppenheimer Legacy Program/Money Pool
355       847622       Limited Term New York Municipal Fund
365       847621       Rochester Fund Municipals
360       847141       Oppenheimer AMT-Free New York Municipals
                           (formerly Oppenheimer New York Municipal Fund)
375                    Oppenheimer Series Fund, Inc. for the account of
                          Oppenheimer Value Fund
381                    Oppenheimer Trinity Value Fund
395       847331       Oppenheimer New Jersey Municipal Fund
410                    Oppenheimer Gold & Special Minerals Fund
416       849286       Oppenheimer Core Plus Fund
420                    Oppenheimer Total Return Fund, Inc.
500                    Oppenheimer Discovery Fund
505                    Oppenheimer Select Managers for the account of
                          Mercury Advisors S&P 500 Index Fund
510                    Oppenheimer Select Managers for the account of
                          Mercury Advisors Focus Growth Fund
515                    Oppenheimer Select Managers for the account of
                          QM Active Balanced Fund
                       Oppenheimer Select Managers for the account of
520                       Jennison Growth Fund
525                    Oppenheimer Select Managers for the account of
                          Salomon Brothers Capital Fund
530                    Oppenheimer Select Managers for the account of
                          Gartmore Millenium Growth Fund II
535                    Oppenheimer Total Return Bond Fund
600                    Oppenheimer Multi Cap Value Fund
625                    Oppenheimer International Value Trust for the
                       account of
                           Oppenheimer International Value Fund
635                    Oppenheimer International Large Cap-Core Trust for
                       the account of
                          Oppenheimer International Large Cap-Core Fund
700                    Oppenheimer Main Street Funds, Inc. for the
                       account of
                          Oppenheimer Main Street Fund
721                    Oppenheimer Emerging Growth Fund
731                    Oppenheimer Main Street Opportunity Fund
740       845861       Oppenheimer Pennsylvania Municipal Fund
745                    Oppenheimer MidCap Fund
755       849103       Oppenheimer Capital Preservation Fund
760       845764       Oppenheimer Cash Reserves
765                    Oppenheimer Emerging Technologies Fund
775                    Oppenheimer Trinity Large Cap Growth Fund
780       845766       Centennial New York Tax Exempt Trust
790       845767       Oppenheimer California Municipal Fund
795       847279       Oppenheimer Rochester National Municipals
                           (Formerly Oppenheimer Florida Municipal Fund)
855       846077       Oppenheimer Limited Term Government Fund
860       846078       Oppenheimer Intermediate Municipal Fund
870       846080       Centennial America Fund
885                    Oppenheimer Enterprise Fund

Revised July 2003

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                                                                       NYGCSA

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                          GLOBAL CUSTODIAL SERVICES
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                                  AGREEMENT
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                                                                        NYGCSA

THIS  GLOBAL  CUSTODIAL  SERVICES  AGREEMENT  is made on the 15th day of July,
2003,  by and  between  each  investment  company  identified  on  Appendix  A attached hereto (each  hereinafter  referred to as the "Client")  individually and  severally,  and not  jointly  and  severally,  and  Citibank,  N. A. (the
"Custodian").
1.    DEFINITIONS
      -----------

      "Agreement" means this Global Custodial Services  Agreement,  as amended from time to time,  and any  other  terms and  conditions  agreed  upon by the
Client and the Custodian in writing from time to time in connection  with this
Agreement.

      "Assured  Income  Payment  Service"  means the  Custodian's  services in which interest,  dividends or other such periodic income,  to which the Client is entitled,  on Securities  specified by the  Custodian  from time to time at its absolute  discretion,  are credited to the Custody Cash Account in respect of such Securities.

      "Assured  Income  Payment  Standards"  means the  terms  and  conditions governing the Assured  Income  Payment  Service,  as such terms and conditions are  amended  and/or  supplemented  from time to time by, and at the  absolute discretion of, the Custodian.

      "Assured  Payment" means, in relation to those  Securities  specified by the Custodian  under the Assured  Income Payment  Service,  an amount equal to the  interest,  dividends  or  periodic  income  that is due to the  Client in respect of such  Securities  less any taxes,  duties,  levies,  charges or any other withholding  payments payable in respect of such interest,  dividends or periodic income.

      "Assured  Payment  Date"  means,  in  relation  to  the  payment  of any interest,  dividend or periodic income of any particular  Securities specified by the Custodian under the Assured Income Payment  Service,  the date on which such interest,  dividend or periodic income is normally  payable in respect of such  Securities or such other date as may be notified by the Custodian to the
Client from time to time.

      "Authorized  Person" means (i) any person who has been authorized by the
Client  (including,  for  avoidance of doubt,  any officer or employee of such agent or person), by notice in writing to the Custodian,  to act on its behalf in the  performance of any act,  discretion or duty under this  Agreement,  or
(ii) any other  person  holding a duly  executed  power of  attorney  from the
Client which is in a form acceptable to the Custodian.

      "Branch" means any branch or office of Citibank, N.A.

      "Citicorp   Organization"  means  Citicorp  and  any  company  of  which
Citicorp  is, now or  hereafter,  directly  or  indirectly  a  shareholder  or owner.  For the purposes of this Agreement,  each Branch shall be deemed to be a separate member of the Citicorp Organization.

      "Clearance  System"  means The  Federal  Reserve  Bank of New York,  The
Depository Trust Company,  Participants  Trust Company,  Cedel Bank, S.A., the
Euroclear  System  operated by Morgan  Guaranty Trust Company of New York, the
CREST system operated by CREST CO. Limited,  the Central Money Markets Office,
the Central Gilts Office and such other clearing agency,  settlement system or depository  as may from time to time be used in connection  with  transactions relating to Securities,  and any nominee,  clearing agency,  or depository for any of the foregoing.

      "Custody  Account" means the custody  account or accounts in the name of the Client and/or such other name as the Client may reasonably designate,  for the deposit of any  Property  (other than cash) from time to time  received by the Custodian for the account of the Client.

      "Custody Cash  Account"  means the cash account or accounts,  which,  at the  discretion of the Client,  may be either a  subaccount(s)  of the Custody
Account or a demand deposit account(s),  in the name of the Client and/or such other name as the Client may reasonably designate,  for the deposit of cash in any currency  received by the  Custodian  from time to time for the account of the Client,  whether by way of deposit or arising out of or in connection with any Property in the Custody Account.

      "Deposit"  includes,  with  respect  to any  Securities  not  physically maintained in the possession of the Custodian  (e.g.  with a Clearance  System or Subcustodian), the crediting of such Securities to the Custody Account.

      "Fee  Agreement"  means the  agreement  between  the  Custodian  and the
Client setting forth the fees,  costs and expenses to be paid by the Client to the Custodian in connection with the custodial  services  provided pursuant to this  Agreement,  as such fee  agreement  may be  amended  at the  Custodian's reasonable  discretion  from time to time by prior  written  agreement  of the
Custodian and the Client.

      "Hold"   includes,   with  respect  to  any  Securities  not  physically
maintained in the possession of the Custodian  (e.g.  with a Clearance  System or  Subcustodian),  maintaining  the credit of such  Securities to the Custody
Account.

      "Instructions" means any and all instructions  received by the Custodian from,  or reasonably  believed by the Custodian in good faith to be from,  any
Authorized Person, including any instructions  communicated through any manual or  electronic  medium or system  agreed  between the Client and the Custodian and on such terms and  conditions  as the  Custodian  and the Client may agree from time to time.

      "person"  means any  person,  firm,  company,  corporation,  government, state or agency of a state, or any association or partnership  (whether or not having separate legal personality) of two or more of the foregoing.

      "Property"  means,  as the  context  requires,  all or any  part  of any
Securities,  cash, or any other property from time to time held for the Client under the terms of this Agreement.

      "Rules" means any statutes,  rules and  regulations  (whether of a local regulatory  authority,  stock  exchange or other  entity) in any  jurisdiction with which the  Custodian  may from time to time be  required to comply in the provision of its services hereunder.

      "Securities" means bonds, debentures,  notes, stocks, shares, securities or other financial assets including,  but not limited to instruments  commonly known as  derivatives,  acceptable to the Custodian and all moneys,  rights or property which may at any time accrue or be offered  (whether by way of bonus, redemption,  preference,  option  or  otherwise)  in  respect  of  any  of the foregoing  and any  certificates,  receipts,  warrants  or  other  instruments
(whether in registered or unregistered form)  representing  rights to receive, purchase or subscribe for any of the  foregoing or evidencing or  representing any other rights or interests therein (including,  without limitation,  any of the foregoing not  constituted,  evidenced or  represented by a certificate or other document but by an entry in the books or other permanent  records of the issuer,  a trustee or other  fiduciary  thereof,  a Clearance  System or other person).

      "Service  Standards" means any written service  standards  governing the day to day  operations of the custodial  services which may be provided to the
Client  pursuant to this  Agreement  subject to such  modifications  as may be agreed to by the Custodian and the Client.

      "Subcustodian"  means a  subcustodian  (other than a  Clearance  System)
appointed by the Custodian  for the  safe-keeping,  administration,  clearance and settlement of Securities.

      "Taxes" means all taxes, levies, imposts, charges, assessments, deductions, withholdings and related liabilities, including additions to tax, penalties and interest imposed on or in respect of the Property, the transactions effected under this Agreement or the Client; PROVIDED THAT Taxes does not include income or franchise taxes imposed on or measured by the net income of the Custodian or its agents.

      "1940 Act" means the United States Investment Company Act of 1940.

2.    APPOINTMENT OF CUSTODIAN
      ------------------------

(A)   The Client  hereby  appoints the  Custodian  to act as its  custodian in accordance  with the terms hereof and authorizes the Custodian to establish on its  books,  on the  terms  of this  Agreement,  the  Custody  Account,  to be designated  to  show  that  the  Securities  belong  to  the  Client  and  are segregated from the Custodian's assets and the Custody  Cash Account.

(B)   Subject to the express terms of this Agreement,  the Client  understands and agrees that the  obligations  and duties  hereunder of the Custodian shall be  performed  only by the  Custodian  or its agents,  and shall not be deemed obligations or duties of any other member of the Citicorp  Organization unless appointed by the Custodian,  as  contemplated  hereby.  The Client agrees that the  Custodian  may  register or record legal title to any  Securities  in the name of a nominee company or a Subcustodian in the Citicorp  Organization  and may  appoint  a member  of the  Citicorp  Organization  to be a  Subcustodian;
provided,  however,  the Custodian's books and records shall reflect that such securities are held for the benefit of the Client.

(C)   The Client  agrees to take any such action which may be necessary and to execute  further  documents and provide such materials and  information as may be  reasonably  requested by the  Custodian to enable the Custodian to perform the duties and obligations  under this Agreement,  including  participation in any relevant  Clearance  System,  and will notify the  Custodian as soon as it becomes aware of any inaccuracy in such materials or information.

(D)   All custody  services by the  Custodian  hereunder  shall be provided in accordance  with the  Service  Standards,  a copy of which the  Custodian  may supply to the Client from time to time.  In the event of any conflict  between any  term of this  Global  Custodial  Services  Agreement  and any term of the
Service Standards,  the Global Custodial Services Agreement shall prevail with respect to such term.

(E)   The  Client  agrees  to comply  with any  relevant  security  procedures relating to the provision of custody  services under this Agreement  which may be  imposed on the  Client by any  relevant  Clearance  System,  any  relevant securities  market,  or as may  be  agreed  to  between  the  Client  and  the
Custodian from time to time, as the case may be.

3.    PROPERTY ACCEPTED
      -----------------

(A)   Subject  to  Section  3(C)  below,  the  Custodian  agrees to accept for custody in the  Custody  Account any  Securities  which are capable of deposit under the terms of this Agreement.

(B)   Subject  to  Section  3(C)  below,  the  Custodian  agrees to accept for deposit in the Custody Cash Account,  cash in any currency  (which  shall,  if necessary,  be  credited  by  the  Custodian  to  different  accounts  in  the currencies concerned),  such cash to be owed to the Client by the Custodian as banker.

(C)   The  Custodian  may in its  reasonable  discretion  refuse to accept (in whole or in part) any  proposed  deposit in either the Custody  Account or the
Custody Cash Account if the Custodian  reasonably believes that the acceptance of such deposit would violate any law,  rule,  regulation,  practice or policy to which the Custodian is subject.  The  Custodian  shall  immediately  notify the Client of any such refusal and shall, to the extent  possible  without any such violation, establish lawful custody thereof subject to Client's approval.

4.    REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS
      --------------------------------------------

(A)   The Client hereby  represents,  warrants and undertakes to the Custodian that:

      (i)   it is duly  organized and validly  existing  under the laws of the jurisdiction of its organization;

      (ii)  during  the term of this  Agreement  it (and any  person  on whose behalf  it may  act as  agent  or  otherwise  in a  representative capacity)  has and will  continue to have, or will take all action necessary to obtain,  full  capacity  and  authority to enter into this  Agreement  and to carry  out the  transactions  contemplated herein,  and has taken  and will  continue  to take all  action to authorize the execution,  delivery and  performance of obligations of the  Client,  and  the  validity  and  enforceability  of  such obligations and the rights of the Custodian, under this Agreement;

       (iii)except as provided  in Clause 16 of this  Agreement  or  resulting from acts of the  Custodian,  the  Client  shall,  at all times be entitled or  otherwise  authorized  to deal with,  and dispose of, all or any  part  of the  Property,  whether  through  a  relevant
            Clearance   System  or   otherwise,   except  for  any   necessary
            government consents in any applicable jurisdiction;  (which Client shall use commercially reasonable efforts to obtain).

(iv)  Subject to  paragraph  14(N),  it will  assert its  interest in Property held by the Custodian in any Clearance  System only in such a way as  could  not  prevent  a  transfer  of  title to a unit of such
             Property by the  Custodian  (or by any other  person)  where such transfer is  required  by the  Clearance  System;  provided  that nothing  further  shall  limit the  Client's  rights  pursuant to
             Section 15 hereof.

(v)   this Agreement is legal, valid and binding on the Client;

(vi)  on or prior to the execution of this Agreement,  the Client has provided to the  Custodian  certified  true  copies of evidence of the due authorization  for the  execution,  delivery and  performance  of this Agreement;

(vii) except  as  provided  in  Clause  16 of  this  Agreement,  all  Property deposited with the Custodian  shall,  at all times,  be free from all  charges,  mortgages,  pledges  or other  such  encumbrances, other  than  arising in  connection  with  settlement,  or to the extent resulting from the acts of the Custodian.

The Client agrees to inform the Custodian  promptly if any statement set forth in this  Section  4(A)  ceases to be true and correct as of any date after the date hereof.

(B)   The Custodian hereby  represents,  warrants and undertakes to the Client that:

      (i)   it is duly  organized and validly  existing  under the laws of the jurisdiction of its organization;

      (ii)  during  the term of this  Agreement  it has and will  continue  to have, or will take all action  necessary to obtain,  full capacity and  authority to enter into this  Agreement  and to carry out the transactions  contemplated herein, and has taken and will continue to take all action (including,  without limitation,  the obtaining
            of  all  necessary   governmental   consents  in  any   applicable
            jurisdiction)   to   authorize   the   execution,   delivery   and
            performance of the obligations of the Custodian,  and the validity and  enforceability  of such  obligations and the rights of Client under this Agreement; and

      (iii) this Agreement is legal, valid and binding on the Custodian.

The Custodian  agrees to inform the Client promptly if any statement set forth in this  Section  4(B)  ceases to be true and correct as of any date after the date hereof.

5.    INSTRUCTIONS
      ------------

(A)   The Custodian may, in its absolute  discretion and without  liability on its part,  except for  negligence,  rely and act upon (and the Client shall be bound by) any  Instructions.  Instructions  shall  continue  in full force and effect until canceled or superseded;  PROVIDED THAT any Instruction  canceling
                                      -------------
or  superseding  a prior  Instruction  must be received by the  Custodian at a time and in a manner that accords the  Custodian a reasonable  opportunity  to act upon such  Instruction.  The Custodian  shall be entitled to rely upon the continued  authority of any Authorized Person to give  Instructions  until the
Custodian receives notice from the Client to the contrary.

(B)   Instructions  shall  be  governed  by and  carried  out  subject  to the prevailing  laws,  Rules,  operating  procedures  and market  practice  of any relevant  stock  exchange,  Clearance  System or market where or through which they are to be  executed or carried  out,  and shall be acted upon only during banking hours  (including  applicable  cut-off times) and on banking days when the applicable financial markets are open for business.

(C)   Instructions  delivered to the Custodian by telephone or facsimile shall be  promptly  confirmed  in  writing,  by tested  telex,  SWIFT,  letter,  the
Custodian's  proprietary  electronic  banking  system  or as  provided  in the
Service  Standards,  such confirmation  shall,  where relevant,  be made by an
Authorized  Person.  However,  the Custodian may, in its absolute  discretion, rely and act upon  telephone  or  facsimile  Instructions  before the  written confirmation is received.

(D)   The  Custodian  has  offered  the  Client  security  procedures  for the transmission  of  Instructions  to the Custodian (and the Client  acknowledges that it has  received  the  same  and  agrees  that  the  security  procedures
mutually  agreed  to  by  the  Client  and  the  Custodian  are   commercially
reasonable).  As long as the Custodian  acts in compliance  with such security procedures  and this  Section 5, it shall  have no further  duty to verify the identity or authority of the person giving or confirming,  or the  genuineness or contents of, any Instruction.

(E)   The Custodian is authorized  to rely upon any  Instructions  received by any means,  provided  that the  Custodian  and the Client have agreed upon the means of transmission and the method of identification for such Instructions.

(F)   Instructions  are to be given in the  English  language.  The  Custodian may in its  reasonable  discretion  and without any liability on its part, act upon what it  reasonably  believes  in good  faith  such  Instructions  to be;
notwithstanding  any other  provision  hereof,  the  Custodian  shall have the right, in its reasonable  discretion to refuse to execute any such Instruction that the Custodian believes in good faith to be unauthorized or erroneous,  in which  event the  Custodian  shall  notify the Client of such  refusal and the reasons therefor without undue delay.

(G)   The Client agrees to be bound by any  Instructions  reasonably  believed by the  Custodian  to be  genuine,  whether  or not  authorized,  given to the
Custodian  in  the  Client's  name  and  accepted  by  the  Custodian  without negligence in accordance with the provisions of this Section 5.

6.    PERFORMANCE BY THE CUSTODIAN
      ----------------------------

(A)   Custodial duties not requiring further  Instructions.  In the absence of
      ----------------------------------------------------
contrary  Instructions,  the  Custodian  is  authorized  by the Client to, and where  applicable,  the  Custodian  shall  promptly,  carry out the  following actions in relation to the Property:

      (i)   except  as  otherwise  provided  in  this  Agreement,   separately
            identify  the  Property  on its  records  as  being  held  for the account of the Client and  segregate  all Property  held on behalf of the Client by the Custodian from the assets of the Custodian;

      (ii)  sign  any   affidavits,   certificates   of   ownership  or  other
            certificates  relating  to the  Property  which may be required by any tax or regulatory  authority or under the laws of any relevant jurisdiction,  whether  governmental  or  otherwise,  and  whether relating  to  ownership,  or income,  capital  gains or other tax, duty or levy (and the  Client  further  agrees  to  ratify  and to confirm or to do, or to procure  the doing of,  such things as may lawfully be necessary or  appropriate  to complete or evidence the
            Custodian's  actions  under this  Section  6(A)(ii)  or  otherwise under the terms of this Agreement);

(iii) collect  and  receive,  for  the  account  of the  Client,  all  income, payments and distributions in respect of the Property,  and credit the same to the Custody Cash Account;

      (iv)  take any action which is necessary and proper in  connection  with the receipt of income,  payments and distributions as are referred to in Section 6(A)(iii) above, including,  without limitation, the presentation of coupons and other interest items;

      (v)   collect,  receive  and  hold for the  account  of the  Client  any capital arising out of or in connection with the Property  whether as a result of it being called or redeemed or  otherwise  becoming payable and credit the same to the Custody Cash Account;

      (vi)  take any action which is necessary and proper in  connection  with the receipt of any  capital as is  referred to in Section  6(A)(v)
            above,  including,   without  limitation,   the  presentation  for
            payment of any Property  which becomes  payable as a result of its being  called or redeemed or  otherwise  becoming  payable and the endorsement for collection of checks,  drafts and other negotiable instruments;

      (vii) take any  action  which is  necessary  and  proper to  enable  the
            Custodian  to  provide  services  to  the  Client  within,  and to observe and perform its  obligations  in respect of, any  relevant
            Clearance System;

      (viii)      collect,  receive and hold for the account of the Client all
            Securities  received  by the  Custodian  as a  result  of a  stock dividend, share sub-division or reorganization,  capitalization of reserves or otherwise;

(ix)  take any action which is  necessary  and proper in  connection  with the receipt of Securities referred to in Section 6(A)(viii) above;

      (x)   exchange   interim   or   temporary    receipts   for   definitive
            certificates,   and  old  or  overstamped   certificates  for  new
            certificates  and hold such definitive  and/or new certificates in the Custody Account;

      (xi)  make cash  disbursements for any expenses incurred in handling the
            Property and for similar items in connection  with the Custodian's duties under this Agreement in accordance  with the Fee Agreement, and  debit  the  same to the  Client  Cash  Account  or any  other account of the Client with the Custodian;

(xii) deliver to the Client  transaction  advices and/or regular statements of account  showing the  Property  held at such  intervals  as may be
            agreed   between  the  parties   hereto  but  subject   always  to
            applicable Rules; and

(xiii)      monitor on a continuing  basis the custody risks  associated  with maintaining  assets with any Eligible  Securities  Depository  (as defined  in Rule  17f-7  under the 1940 Act) with which the Client
            maintains  or  proposes  to  maintain   assets  pursuant  to  this
            Agreement,  and promptly  notify the Client of any material change in such risks  (Custodian  having  delivered to Client an analysis of the custody risks associated with maintaining  assets with each such Eligible Securities Depository);

            The Custodian  agrees to exercise  reasonable  care,  prudence and diligence in performing the duties set forth in Section  6(c)(xii)
            above

(B)   Custodial  duties  requiring  Instructions.  The Custodian is authorized
      -------------------------------------------
by the Client to, and where  applicable,  the Custodian  shall,  carry out the following  actions in relation  to the  Property  only upon  receipt of and in accordance with specific Instructions:

      (i)   make  payment for and receive  Property,  or deliver or dispose of
            Property;

      (ii)  (subject to Section 7(C)) deal with  subscription,  rights,  bonus or scrip issues, conversions,  options, warrants and other similar interests  or any other  discretionary  right in  connection  with the Property; and

      (iii) subject  to the  agreement  of the  Custodian,  to  carry  out any action other than those mentioned in Section 6(A) above.

7.    REGISTRATION AND OTHER ACTION
      -----------------------------

(A)   The Client  understands  and agrees that,  except as may be specified in the Service  Standards,  Property  shall be  registered  as the  Custodian may direct either in the name of the Custodian,  Subcustodian or Clearance System, or nominee of any of them, in the jurisdiction  where the Property is required to be  registered  or  otherwise  held;  provided,  however that the books and records of the Custodian  shall reflect that such  securities are held for the benefit of the Client.  Where feasible,  the Custodian will arrange on written request by the Client for the  registration of Property with the issuer or its agent in the name of the Client or its  nominee.  The Client  understands  and agrees,  however,  that the  Custodian  shall  have  discretion  to  determine whether such direct registration is feasible.

(B)   The Custodian shall, to the extent  reasonably  possible,  notify,  make available or deliver to the Client, in a timely manner,  all official notices, circulars,  reports and  announcements  that are received by the  Custodian in such  capacity  concerning  the  Securities  held on the Client's  behalf that require discretionary action.

(C)   The  Custodian  shall  provide  proxy  services to the Client only where there is a separate  agreement  in  relation  to proxy  services  between  the
Custodian and the Client.

(D)   Upon receipt of each  transaction  advice  and/or  statement of account, the Client shall examine the same and notify the  Custodian  within sixty (60)
days of the date of any such advice or  statement of any  discrepancy  between
Instructions  given and the situation shown in the  transaction  advice and/or statement,  and/or of any other errors  therein.  In the event that the Client does not inform the  Custodian  in writing  of any  exceptions  or  objections within  sixty  (60) days  after  the date of such  transaction  advice  and/or statement,  the  Client  shall be deemed  to have  approved  such  transaction advice and/or statement.

8.    CUSTODY CASH ACCOUNT PAYMENTS
      -----------------------------

(A)   Except as otherwise  provided herein, the Custodian shall make, or cause its agents to make, payments of cash credited to the Custody Cash Account:

      (i)   in connection  with the purchase of Property (other than cash) for the account of the Client in accordance with Instructions;

      (ii)  in payment for the  account of the Client of (A) all Taxes,  fees, costs and  expenses  reasonably  incurred by the  Custodian or its agents under or in  connection  with the terms of this  Agreement;
            provided  however,  no such payments shall be made for any unusual
            ------------------
            or non-routine  claims or liabilities unless prior notice is given and the Client  consent is obtained  and (B) all  amounts  owed to the Custodian pursuant to the Fee Agreement;

      (iii) for  payments  to be  made  in  connection  with  the  conversion, exchange or surrender of Property held in the Custody Account;

      (iv)  pursuant to assured payment  obligations  incurred in the capacity of  settlement  bank on behalf  of the  Client  within a  relevant
            Clearance System;

      (v)   for  other  purposes  as may be  specified  by the  Client  in its
            Instructions; or

      (vi)  upon the termination of this Agreement on the terms hereof;

PROVIDED THAT, unless otherwise  agreed,  the payments referred to above shall
-------------
not exceed the funds  available in the Custody  Cash Account at any time.  The
Client shall  promptly  reimburse the Custodian for any advance of cash or any such  taxes,  charges,  expenses,  assessments,  claims  or  liabilities  upon
request  for  payment.   Notwithstanding   the  foregoing,   nothing  in  this
Agreement  shall  obligate the  Custodian to extend  credit,  grant  financial accommodation  or otherwise  advance moneys to the Client or assume  financial risk on behalf of the Client for the purpose of meeting  any such  payments or otherwise carrying out any Instructions.

(B)   Unless  otherwise  provided  herein,  the  proceeds  from  the  sale  or exchange of Property  will be credited to the Custody Cash Account on the date the proceeds are actually received by the Custodian.

9.    ASSURED INCOME PAYMENT SERVICE
      ------------------------------

      The  Custodian  may,  at its  absolute  discretion,  offer the Client an
Assured Income Payment  Service in respect of specific  Securities,  as may be notified  by the  Custodian  to the Client  from time to time.  In relation to any such Securities, the Custodian may, at its absolute discretion,  cause the
Custody  Cash  Account to be credited  with an Assured  Payment on the Assured
Payment Date relevant  thereto;  PROVIDED THAT the Custodian shall be entitled
                                 -------------
to reverse  any  credit (in whole or in part) made in respect of that  Assured
Payment if the  Custodian  fails to receive the full amount  corresponding  to such Assured Payment within a reasonable  time, as determined by the Custodian in its absolute  discretion,  after the relevant Assured Payment Date, for any reason  whatsoever other than as a result of the negligence or willful default of the Custodian.

      The Assured  Income  Payment  Service shall be provided by the Custodian in accordance with the Assured Income Payment Standards.

10.   WITHDRAWAL AND DELIVERY
      -----------------------

      Subject  to the  terms of this  Agreement,  the  Client  may at any time demand  withdrawal  of all or any part of the Property in the Custody  Account and/or  the  Custody  Cash  Account.  Delivery  of any  Property  will be made without  undue  delay at the  expense  of the Client at such  location  as the parties  hereto may agree;  PROVIDED  THAT if the  Custodian  has effected any
                            --------------
transaction  on  behalf of the  Client  the  settlement  of which is likely to occur  after a  withdrawal  pursuant to this  Section  10, then the  Custodian shall be entitled in its  absolute  discretion  to close out or complete  such transaction and to retain sufficient funds from the Property for that purpose.

11.   ACCESS AND RECORDS
      ------------------

(A)   Access to the  Custodian's  Records.  Except as  otherwise  provided  in
      -----------------------------------
this  Agreement,  during  the  Custodian's  regular  business  hours  and upon receipt of reasonable  notice from the Client,  any officer or employee of the
Client,  any independent public  accountant(s)  selected by the Client and any person  designated by any regulatory  authority having  jurisdiction  over the
Client shall be entitled to examine on the Custodian's  premises Property held by the Custodian and the  Custodian's  records  regarding  Property  deposited with  entities  authorized  to hold  Property in  accordance  with  Section 12 hereof, but only upon the Client's  furnishing the Custodian with Instructions to that effect;  PROVIDED THAT such  examination  shall be consistent with the
                 -------------
Custodian's obligations of confidentiality to other parties.

(B)   Access to Third Party  Records.  The  Custodian  shall also,  subject to
      ------------------------------
restrictions  under applicable laws and  regulations,  use its best efforts to obtain  from any  entity  with  which the  Custodian  maintains  the  physical possession or book-entry  record of any of the Property in the Custody Account or the Custody  Cash  Account such records as may be required by the Client or its agents.

12.   USE OF AGENTS
      -------------

(A)   The Custodian is authorized  subject to any relevant  Rules,  to appoint agents (each an "agent",  which term  includes,  without  limitation,  service providers and Subcustodians,  but not Clearance Systems,  and which agents may be a member or members of the Citicorp  Organization)  and to  participate  in
Clearance Systems,  whether in its own name or that of the Client, and whether by participation as a member,  sponsor or settlement bank within the Clearance
System,  to perform any of the duties of the Custodian  under this  Agreement.
The  Custodian  may delegate to any such agent or Clearance  System any of its functions under this Agreement,  including, without limitation, the collection of any payment or payments,  whether of an income or a capital nature,  due on the Property.

(B)   In the  selection  and  use of such  agents  and  participation  in such
Clearance  Systems,  the Custodian shall comply with any relevant  Rules,  and shall be  responsible  only for the negligence in the selection of such agents and Clearance  Systems and shall use reasonable  care,  prudence and diligence in such selection and use, but shall otherwise have no responsibility  for the performance by such agents or Clearance  System of any of the duties delegated to them under this  Agreement;  notwithstanding  the foregoing,  the Custodian shall be  responsible  for the  negligence,  fraud or  willful  default of any
Subcustodian  that  is a  Branch  or  subsidiary  of  Citibank,  N.A.,  or any
Subcustodian  or agent  appointed  to safekeep  property in the United  States
(other than a Clearance System) including without  limitation,  the failure of any such Subcustodian to exercise  reasonable care,  prudence and diligence in the performance of the service for which it was appointed,  and shall have the same level of responsibility to the Client for any nominee company  controlled by the  Custodian  or by any of the  Custodian's  affiliated  companies as the
Custodian  has for itself,  and shall take all action  necessary  on behalf of the Client to obtain recoveries claimed by Client.

(C)   Subject to any  relevant  Rules and  regulations,  the  Property  may be deposited with any Subcustodian  deemed appropriate by the Custodian or in any
Clearance  System deemed  appropriate by the Custodian or a  Subcustodian,  as the case may be;  provided  that  Property  shall not be held  outside  of the
United  States unless (i) the Client has  identified  that it is an investment for which the  primary  market is outside  the United  States or cash and cash equivalents and (ii) deposited in an Eligible  Foreign  Custodian  approved by the Custodian as the Client's  Foreign Custody Manager  pursuant to Rule 17f-5 under the 1940 Act or an Eligible  Securities  Depository  (as defined in Rule
17f-7 under the 1940 Act).  Property  held in any  Clearance  System  shall be subject  to the  rules  or  operating  procedures  of such  Clearance  System, including  rules  regarding  supervision  or termination of membership of such
Clearance System,  and such further  information  provided by the Custodian to the Client,  or  acknowledgments  or agreements which may be required from the
Client,  for the purposes of this Section  12(C) in  connection  with use of a
Clearance   System  from  time  to  time.   The  Custodian  will  direct  each
Subcustodian  and  Clearance  System  to  separately  identify  on  its  books
Securities  held by it  pursuant  to this  Agreement  as  being  held  for the
account  of  the  Custodian's  customers.   The  Custodian  will  direct  each
Subcustodian  and Clearance  System to segregate any such  Securities  held by such entity from the assets of the  Custodian  and such entity.  The Custodian shall take all  reasonable  steps to insure  that  Securities  are  separately identified and segregated.

The  Client is hereby  advised  that,  where the  Custodian  arranges  for any
Property to be held  overseas,  there may be different  settlement,  legal and regulatory  requirements in overseas  jurisdictions from those applying in the
United   States,   together   with   different   practices  for  the  separate
identification of the Client's Property.

13.   CITICORP ORGANIZATION INVOLVEMENT
      ---------------------------------

(A)   To the extent permitted by applicable law, the Client hereby  authorizes the Custodian  without the need for the Custodian to obtain the Client's prior consent:

      (i)   when  acting on  Instructions  to purchase  and/or  sell  Property from,  to or through  itself or any other  member of the  Citicorp
            Organization  and  from  and/or  to  any  other  customer  of  the
            Custodian or any other member of the Citicorp Organization; and

(ii)  to obtain and keep,  without being liable to account to the Client,  any commission  payable by any third party or any other  member of the
            Citicorp  Organization in connection with dealings  arising out of or in connection  with the Custody Account and/or the Custody Cash
            Account, but not to exceed usual and customary commissions.

(B)   The  Client  agrees  and   understands   that  if  in  accordance   with
Instructions,  an investment is made in any property,  held, issued or managed by any member of the Citicorp  Organization,  then such member of the Citicorp
Organization  may retain a usual and customary  profit  arising  therefrom (in addition to the  charges,  commissions  and fees  payable by the Client  under this Agreement) without being liable to account to the Client for such profit.

(C)   The  Client  agrees and  understands  that (i) the  Custodian  and other members  of the  Citicorp  Organization  may have  banking  or other  business relationships  with  issuers  of  Securities  held in the  Custody  Account or
Securities  purchased and sold for the Custody Account, and (ii) the Custodian
shall  not  have  any   obligations   to  the  Client  as  a  result  of  such
relationships.

14.   SCOPE OF RESPONSIBILITY
      -----------------------

(A)   Subject to the terms  hereof,  the  Custodian  shall use all  reasonable care in the  performance  of its duties under this Agreement and will exercise the due  care  of a  professional  custodian  for  hire  with  respect  to the
Property in its  possession or control.  The Custodian will not be responsible for any loss or damage  suffered  by the  Client as a result of the  Custodian performing  such duties unless the loss or damage results from the Custodian's negligence,  willful misconduct or fraud or the negligence, willful misconduct or fraud of its  nominees  or any branch or  subsidiary  (or  subcustodian  or agent  appointed  to  safekeep  Property  in the United  States,  other than a
Clearance  System);  in the event of such negligence or willful misconduct the liability  of the  Custodian  in  connection  with the loss or damage will not exceed (i) the lesser of the current  replacement  cost of any  Securities  or the market  value of the  Securities  to which such loss or damage  relates at the time the Client  reasonably  should have been aware of such  negligence or willful  misconduct,  plus (ii)  compensatory  interest up to that time at the rate  applicable to the base  currency of the Custody Cash  Account.  Under no circumstances  will the  Custodian  be liable to the Client for  consequential loss or damage, even if advised of the possibility of such loss or damage.

(B)   The  Custodian is not obliged to maintain any  insurance on the Property held under the terms of this Agreement.

(C)   In the event that any law, regulation,  decree, order or government act, custom,  procedure or practice to which the Custodian,  or any Subcustodian or
Clearance System is subject, or to which the Property is subject,  prevents or limits the performance of the duties and obligations of the Custodian,  or any
Subcustodian or Clearance  System then, upon notice thereof to the Client only to the extent so limited,  until such time as the Custodian,  Subcustodian  or
Clearance  System  is  again  able to  perform  such  duties  and  obligations hereunder,  such duties and  obligations  of the  Custodian,  Subcustodian  or
Clearance  System  shall be  suspended.  For  purpose  of this  Section 14 (C)
customs,  practices or procedures means such matters  affecting  settlement of securities  transactions  and the  safekeeping of assets as the Custodian as a foreign  custody  manager  would be required to consider in  determining  that assets  maintained in a custody  arrangement in a country  provide  reasonable care and any change in such as would  require the foreign  custody  manager to advise the Client.

(D)   Neither the Custodian nor any member of the Citicorp  Organization shall be  responsible  for any loss or  damage,  or  failure  to  comply or delay in complying  with any duty or  obligation,  under or pursuant to this  Agreement arising as a direct or  indirect  result of any reason,  cause or  contingency
beyond  its  reasonable  control,   including  (without   limitation)  natural
disasters,  nationalization,   currency  restrictions,  act  of  war,  act  of
terrorism,  act of God, postal or other strikes or industrial  actions, or the failure,  suspension or disruption of any relevant stock  exchange,  Clearance
System or market.

(E)   The  Custodian  does  not  warrant  or  guarantee  the  authenticity  or validity of any Security or other Property  received by the Custodian,  or any other  entity  authorized  to  hold  Property  under  this  Agreement.  If the
Custodian  becomes  aware of any defect in title or  forgery of any  Property, the Custodian shall promptly notify the Client.

(F)   The  Client  shall be  responsible  for all  filings,  tax  returns  and reports on any  transactions  undertaken  pursuant  to this  Agreement,  or in respect of the  Property or  collections  relating  to the  Property as may be requested by any relevant authority,  whether  governmental or otherwise,  and for the payment of all unpaid calls,  Taxes (including  without limitation any value  added  tax),  imposts,  levies or duties due on or with  respect to any principal,  interest or other  collections,  or any other liability or payment arising  out  of or in  connection  with  the  Property,  and in so far as the
Custodian  is under  any  obligation  (whether  of a  governmental  nature  or otherwise)  to pay the same on  behalf  of the  Client it may do so out of any
Property held by the Custodian pursuant to the terms of this Agreement.

(G)   The  Custodian  is not acting  under  this  Agreement  as an  investment manager,  nor as an  investment,  legal or tax  adviser  to the Client and the
Custodian's  duty is solely to act as a custodian in accordance with the terms of this Agreement.

(H)   Nothing  herein shall  obligate the Custodian to perform any  obligation or to allow,  take or omit taking any action  which will  breach any  relevant
Rules,  or any law, rule,  regulation or practice of any relevant  government, stock exchange, Clearance System, self-regulatory organization or market.

(I)   The  Custodian  may at any time suspend or terminate  its  participation and holding of assets in a Clearance  System,  and will give reasonable notice to  the  Client  of any  such  action.  In  such  case,  or in  the  event  of suspension as contemplated  in Section 14(C) above,  the Custodian may arrange for the relevant Securities to be held in certificate form.

(J)   The  Custodian  shall  not be  responsible  for the  acts or  omissions, default or insolvency of any broker,  counterparty,  issuer of Securities  or, except as provided in Section 12(B), Subcustodian,  agent or Clearance System, provided  however  that the  Custodian  shall take all  reasonable  efforts to recover amounts due from any such broker, counterparty or issuer.

(K)   The Custodian  shall not be  responsible  for the  accuracy,  content or translation of any notice,  circular,  report,  announcement or other material forwarded to the Client.

(L)   The Custodian  shall only have such duties and  responsibilities  as are specifically  set forth or referred to in this  Agreement,  and no covenant or obligation shall be implied in this Agreement against the Custodian.

(M)   The  Custodian  agrees  to  cooperate  with  the  Client  to the  extent reasonably  possible  to insure the  Custodian's  actions  and the  holding of
Property  hereunder  are  consistent  with Rule 17f-4 and Rule 17f-5 under the
1940 Act and 17f-7 under the 1940 Act;  provided  however,  in performing  its
                                                         -
obligations with respect to this Section 14(M), and Section  6(A)(xii) of this
Agreement,  the  Custodian may obtain  information  from sources the Custodian believes to be reliable,  but the Custodian does not warrant the  completeness or accuracy of any such  information.  Notwithstanding  that the  Custodian is not obligated  hereunder to make any determination  regarding whether Property held by the  Custodian in any Eligible  Securities  Depository,  as defined in
Rule 17f-7 under the 1940 Act, will be subject to reasonable  care pursuant to
Rule 17f-5 under the 1940 Act, the  Custodian  will provide an analysis of the
custody  risks   associated  with   maintaining   assets  with  such  Eligible
Securities  Depository  and will  monitor  such risks on an ongoing  basis and promptly  notify  the  Client  of any  material  change  in  these  risks.  In performing  its  responsibilities  hereunder,  the  Custodian  shall  exercise reasonable care, prudence and diligence.

(N)   The  Custodian  agrees  that  it  will  at all  times  be  bound  by the
Instructions  and  entitlement  orders  from the Client and shall not  permit,
honor  or  act  upon  any  prior,  equal  or   contemporaneous   Claim  to  or
instructions  or orders of any kind with  respect to  Property  by or from any other Person,  and shall keep all Property deposited with the Custodian at all times free from all security interests,  charges, claims,  mortgages,  pledges or other  liens,  restrictions  or  encumbrances  other than those  arising in connection  with  settlement of  transactions  pursuant to this  Agreement and other charges and payments to Custodian as permitted by this Agreement.

15.   LITIGATION; INDEMNITY
      ---------------------

(A)   The  Custodian  or any of its  agents,  as the  case  may be,  may  (but without  being under any duty or  obligation  to)  institute  or defend  legal proceedings,  or take any other action  arising out of or in  connection  with the Property and the Client shall  indemnify  the  Custodian or agent  against
any  costs  and  expenses,   including   without   limitation  any  reasonable
attorneys'  fees and  disbursements,  arising from such  proceedings  or other action and make  available to the  Custodian  such security in respect of such costs and expenses as the Custodian or agent in its absolute  discretion deems necessary or appropriate.

(B)   In  the  event  the  Custodian   does  not  institute  or  defend  legal
      proceedings,  or take any other action  arising out of or in  connection with the Property,  the  Custodian  hereby agrees that the Client shall, to the extent of any loss of the  Client's  interest in the Property and to the  extent  permitted  by  applicable  law  and  not  prohibited  by contract,  be  subrogated  to all  of  the  rights  of  recovery  of the
      Custodian  therefor against any third party person or entity;  PROVIDED
                                                                   -----------
      THAT  nothing  herein  shall be  interpreted  as granting the Client any
      ------
      rights to bring any direct action under any  insurance  policy issued in favor of the  Custodian  or as limiting the  Custodian's  right to bring any action against any such third party for any damages  suffered by the
      Custodian.  Notwithstanding  any  other  provision  hereof,  in no event shall  the  Custodian  be  obliged  to bring  suit in its own name or be obliged to allow  suit to be  brought  in its name  except to the extent necessary  to be  entitled  to  seek  relief.  Notwithstanding  anything herein  to  the  contrary,  in the  event  applicable  law  or  contract
      prohibit   subrogation,   the  Custodian   shall   institute  or  defend
      litigation  at the request and cost of the Client.  Subject to the terms of this Section 15(B) and to the extent  permitted by law, the Custodian shall  execute and deliver any and all such  instruments  and  documents which the Client may  reasonably  request and take such other actions as reasonably  necessary  or  appropriate  to  assist  the  Client  in  the exercise of such rights of recovery  and to enable the Client to recover against any and all such third  party  persons or  entities.  The Client shall  reimburse the Custodian for any  reasonable  out-of-pocket  costs incurred in  connection  with the actions  contemplated  by this Section
      15(B).

      (C)   The Client  agrees to indemnify  the  Custodian  and to defend and
hold the Custodian harmless against all   losses,     liabilities,     claims,
expenses and Taxes,  including any  reasonable  legal fees and  disbursements,
(each referred to as a "LOSS") arising directly or indirectly:

      (i)   from the fact that the  Property is  registered  in the name of or held by the  Custodian or any nominee or agent of the Custodian or any Clearance System;

      (ii)  without limiting the generality of Section 15(C)(i),  from any act which the  Custodian  or any nominee or agent  performs or permits
            (including  the  provision  of any  overdraft  or other  financial accommodation which arises on the books of the Custodian,  whether on an advised or  unadvised  basis) in  relation  to the  Property
            pursuant  to  and  in  accordance   with  this  Agreement  or  any
            Instructions;

      (iii) from the Custodian or any such nominee,  agent or Clearance System carrying  out  any  Instructions  pursuant  to the  terms  of this
            Agreement,    including,    without    limitation,    Instructions
            transmitted orally, by telephone,  telex,  facsimile  transmission or any other  means  agreed by the Client and the  Custodian  from time to time or otherwise;

      (iv)  from any reclaim or refund of Taxes  effected by the  Custodian or any agent for the Client; and

PROVIDED THAT the Custodian shall not be indemnified  against or held harmless
-------------
from  any  liability  arising  out of the  Custodian's  negligence,  fraud  or willful default.

(D)   The  disclosure  by the  Client to the  Custodian  that the  Client  has entered into this Agreement as the agent or  representative  of another person shall not prevent  the  Custodian  from being  entitled to treat the Client as incurring all obligations as principal under this Agreement.

(E)   The  Custodian  shall  give  notice of any Loss in  respect of which the
Client is obliged  to  provide  indemnification  pursuant  to this  Agreement.
Such notice shall describe the Loss in reasonable  detail,  and shall indicate the amount (estimated,  if necessary,  and to the extent feasible) of the Loss that has been or may be suffered by Custodian.

16.   SET-OFF
      -------

      In addition  to any other  remedies  available  to the  Custodian  under applicable law, the Custodian may, for cash settlement  purposes only, without prior notice to the Client,  set off any payment  obligation owed to it by the
Client against any payment  obligation owed by it to the Client  regardless of the place of payment or currency of either  obligation  (and for such purposes may make any currency conversion necessary).

17.   FEES AND EXPENSES
      -----------------

      Without  prejudice to any of its liabilities and obligations  under this
Agreement,  the Client agrees to pay to the  Custodian  from time to time such
fees  and  commissions  for  its  services   pursuant  to  this  Agreement  as
determined in accordance  with the terms of the Fee  Agreement,  together with any  applicable  taxes or levies,  including,  without  limitation,  all those
items  referred  to  in  Section  8(ii)  hereof.   The  Custodian  is  further
authorized  to debit  upon  prior  notice  and  consent of the Client (as well after as before  the date of any  termination  pursuant  to Section 19 hereof)
any account of the Client with the Custodian,  including,  without limitation, the Custody Cash Account,  for any amount owing to the Custodian  from time to time under this Agreement.

18.   TAX STATUS/WITHHOLDING TAXES
      ----------------------------

(A)   The Client will provide the  Custodian  with  information  as to its tax status as reasonably requested by the Custodian from time to time.

(B)   The  Client  may be  required  from time to time to file  such  proof of taxpayer status or residence,  to execute such  certificates  and to make such representations  and  warranties,  or to  provide  any  other  information  or documents in respect of the  Property,  as the  Custodian or any of its agents may deem  necessary or proper to fulfill the  obligations  of the Custodian or its agents under  applicable  law. The Client shall  provide the  Custodian or its agents, as appropriate,  in a timely manner,  with copies, or originals if necessary and  appropriate,  of any such proofs of residence,  taxpayer status or identity,  beneficial  ownership of Property and any other  information  or documents which the Custodian or its agents may reasonably request.

(C)   If any Taxes shall  become  payable  with  respect to any payment due to the Client,  such Taxes may be withheld from such payment in  accordance  with applicable  law. The Custodian  and any agents may withhold any interest,  any dividends  or other  distributions  or  securities  receivable  in  respect of
Securities,   proceeds   from  the   sale  or   distribution   of   Securities
("Payments"),  or with prior  notice to and consent of Client may sell for the account  of the  Client any part  thereof  or all of the  Securities,  and may apply such Payment  and/or cash from the Custody Cash Account in  satisfaction of such Taxes, the Client  remaining  liable for any deficiency.  If any Taxes shall  become  payable  with  respect to any payment made to the Client by the
Custodian  or its  agents in a prior  year,  the  Custodian  or its agents may withhold Payments in satisfaction of such prior year's Taxes.

(D)   In the event the Client  requests that the Custodian  provide tax relief services and the Custodian  agrees to provide such services,  the Custodian or any of its agents,  shall apply for  appropriate  tax relief (either by way of reduced  tax  rates at the time of an  income  payment  or  retrospective  tax reclaims in certain  markets as agreed from time to time);  PROVIDED  THAT the
                                                            --------------
Client  provides to the Custodian  such  documentation  and  information as is necessary  to secure such tax relief.  Custodian  shall  advise  Client of the necessary  documentation.  In no  event  shall  the  Custodian  or  any of its agents  be  responsible  for the  difference  between  the  statutory  rate of withholding  and the treaty rate of withholding if the Custodian or any of its agents are unable to secure tax relief.

19.   TERMINATION
      -----------

(A)   Either of the parties  hereto may terminate this Agreement by giving not less than 60 days' prior  written  notice to the other  party;  PROVIDED  THAT
                                                                --------------
within 60 days of such notice,  the Client shall  provide the  Custodian  with
Instructions  specifying  the person to whom the  Custodian  shall deliver the
Property in the Custody Account and Custody Cash Accounts;  PROVIDED  FURTHER
                                                            ------------------
THAT if the  Custodian  has effected any  transaction  on behalf of the Client
----
the  settlement  of which is likely to extend  beyond the  expiration  of such notice,  then the  Custodian  shall be entitled in its absolute  discretion to close out or complete such  transaction  and to retain  sufficient  funds from the Property for that purpose.  If within 60 days following  termination,  the
Client fails to give the Custodian Instructions  specifying the person to whom the Custodian  shall  deliver the Property in the Custody  Account and Custody
Cash Account,  the  Custodian  shall deliver the Property to the Client at its address set out above.

(B)   The rights and  obligations  contained  in Sections 15, 16, 17 and 18 of this Agreement shall survive the termination of this Agreement.

20.   ASSIGNMENT
      ----------

      This  Agreement  shall  bind and enure for the  benefit  of the  parties hereto and their respective  successors and permitted assigns,  and the Client shall not assign,  transfer or charge all or any rights or benefits  hereunder without the written  consent of the  Custodian.  The Custodian may not assign, transfer or charge all or any of its rights or benefits  hereunder without the written  consent of the Client;  PROVIDED  HOWEVER that this  Agreement may be
                                 -----------------
assigned by the Custodian to another member of the Citicorp  Organization with equal or greater  shareholders equity with prior written notice to the Client, and such  assignee  shall,  without the execution or filing of any consents or other  documents,  succeed to and be  substituted  for the Custodian with like effect as though such  assignee  had been  originally  named as the  Custodian
hereunder.   Any   purported   assignment,   transfer   or   charge   made  in
contravention  of  this  Section  shall  be null  and  void  and of no  effect whatsoever.

21.   INTENTIONALLY DELETED.
      ----------------------

22.   DISCLOSURE
      ----------

(A)   The Client agrees and  understands  that the Custodian or its agents may disclose  information  regarding the Custody  Account  and/or the Custody Cash
Account if required to do so (i) to  establish  under the laws of any relevant jurisdiction  the nominee (or similar)  status of the  Custodian or its agents with respect to Property in the Custody  Account  and/or  Custody Cash Account
for the purpose of performing or discharging its duties and obligations  under this Agreement,  (ii) to enable auditors to perform auditing  services,  (iii)
to make the required tax  certifications in the relevant  jurisdictions,  (iv)
by any  applicable  law,  statute  or  regulation  or court  order or  similar process in any  relevant  jurisdiction,  (v) by order of an  authority  having power  to  require  disclosure  by the  Custodian  or its  agents  within  the
jurisdiction  of  such  authority,   whether  of  a  governmental   nature  or
otherwise,  or (vi) where  required  by the  operating  rules of any  relevant
Clearance System.

(B)   The Client hereby authorizes (i) the collection,  storage and processing of any  information  relating to the Client by the Custodian and the Branches, subsidiaries,  affiliates  and  agents  of,  or  Clearance  Systems  used  by,
Citibank,  N.A.;  and (ii) the  transfer  of any  information  relating to the
Client to and between the Branches,  subsidiaries,  affiliates  and agents of, or Clearance  Systems used by,  Citibank,  N.A. and third parties  selected by any of them,  wherever  situated,  for confidential use in connection with the provision of services to the Client,  and further  acknowledges  that any such
Branch,  subsidiary,  affiliate,  agent, third party or Clearance System shall be entitled to transfer any such  information  as required by any law,  court, legal process or as requested by any authority in accordance  with which it is required to act, as it shall  reasonably  determine.  Custodian  shall  advise
Client prior to any such disclosure.

(C)   The  Client  agrees  that  the  terms  of this  Agreement  shall be kept strictly  confidential  and  no  printed  materials  or  other  matter  in any
language   (including   without   limitation,   prospectuses,   statements  of
additional   information,   notices  to   shareholders,   annual  reports  and
promotional  materials)  which  mention  Citicorp,   Citibank,   N.A.  or  the
Custodian's name, or the rights,  powers or duties of the Custodian,  shall be issued by the Client or on the Client's  behalf unless  Citibank,  N.A. and/or the  Custodian  (as  applicable)  shall first have given its specific  written consent thereto;  PROVIDED THAT no prior consent shall be required if the only
                  -------------
reference to the  Custodian's  name is in identifying  the Custodian as one of the Client's custodians and/ or describing  Custodian's  responsibilities  for
Client per the terms of this Agreement.

23.   NOTICES
      -------

      All  notices  and  communications  to be given by one party to the other under this Agreement  shall be in writing in the English  language and (except for notices,  reports and  information  from the Custodian,  and  Instructions given by electronic  means) shall be made either by telex or facsimile,  other electronic  means agreed to by the parties or by letter addressed to the party concerned at the  addresses  set out above (or at such other  addresses as may be  notified in writing by either  party to the other from time to time).  Any such notice or communication hereunder shall be effective upon actual receipt.

24.   GOVERNING LAW AND JURISDICTION
      ------------------------------

(A)   This  Agreement  shall be governed by and construed in  accordance  with the  internal  laws (and not the laws of  conflict)  of the state of New York.
The Client agrees for the benefit of the Custodian and,  without  prejudice to the right of the Custodian to take any  proceedings in relation  hereto before any other  court of  competent  jurisdiction,  that the courts of the State of
New York shall have  jurisdiction  to hear and determine  any suit,  action or proceeding,  and  to  settle  any  disputes,  which  may  arise  out  of or in connection with this Agreement and, for such purposes,  irrevocably submits to the non-exclusive jurisdiction of such courts.

(B)   Each party  hereto  waives any  objection it may have at any time to the laying of venue of any actions or proceedings  brought in a court of the State of New York,  waives any claim  that such  actions  or  proceedings  have been brought in an  inconvenient  forum and further waives the right to object that such court does not have jurisdiction over such party.

(C)   The Client  irrevocably  waives,  to the  fullest  extent  permitted  by
applicable   law,   with  respect  to  itself  and  its  revenues  and  assets
(irrespective  of their use or intended  use),  all immunity on the grounds of sovereignty or similar grounds from (i) suit, (ii)  jurisdiction of any court,
(iii)  relief by way of  injunction,  order for  specific  performance  or for recovery of property,  (iv)  attachment of its assets (whether before or after judgment),  and (v)  execution or  enforcement  of any judgment to which it or its  revenues  or  assets  might  otherwise  be  entitled  in any  actions  or proceedings  in such courts,  and  irrevocably  agrees,  to the fullest extent permitted by applicable  law, that it will not claim such immunity in any such actions or proceedings.

(D)   The Client  hereby  understands  and  agrees  that the  opening  of, the holding  of all or any  part  of the  Property  in,  and the  delivery  of any
Securities  and other  Property to or from,  the  Custody  Account and Custody
Cash  Account  and the  performance  of any  activities  contemplated  in this
Agreement by the Custodian,  including acting on any Instructions, are subject to the relevant local laws,  regulations,  decrees,  orders,  government acts, customs,  procedures  and  practices  (i)  to  which  the  Custodian,  or  any
Subcustodian or Clearance  System, is subject and (ii) as exist in the country in which the Property is held.

25.   MISCELLANEOUS
      -------------

(A)   This Agreement  shall not be amended  except by a written  agreement and any purported  amendment made in  contravention  of this Section shall be null and void and of no effect whatsoever.

(B)   This  Agreement  and the Amended and Restated  Foreign  Custody  Manager
Agreement  shall  constitute the entire  agreement  between the Client and the
Custodian and, unless otherwise expressly agreed in writing,  shall supersede, amend,  restate and replace all prior agreements  relating to global custodial services,  written or oral,  between the parties  hereto;  provided,  however, that the Pooled  Repurchase  Custody  Agreement  dated  September  27, 1993 as amended by the First Amendment  thereto dated June, 1994 between the Custodian and certain  Oppenheimer  and  Centennial  Funds  including  the Client  shall remain in full  force  and  effect,  and in the  event of any  inconsistencies between the  provisions of this  Agreement and the Pooled  Repurchase  Custody
Agreement, the latter agreement shall control.

(C)   The parties  hereto agree that (i) the rights,  powers,  privileges  and remedies  stated in this  Agreement  are  cumulative  and not exclusive of any rights,  powers,  privileges and remedies provided by law, unless specifically waived,  and  (ii)  any  failure  or  delay in  exercising  any  right  power, privilege or remedy will not be deemed to  constitute  a waiver  thereof and a single or partial exercise of any right,  power,  privilege or remedy will not preclude  any  subsequent  or  further  exercise  of that or any other  right, power, privilege or remedy.

(D)   In the event that any provision of this  Agreement,  or the  application thereof  to any person or  circumstances,  shall be  determined  by a court of proper  jurisdiction  to be  invalid  or  unenforceable  to  any  extent,  the
remaining   provisions  of  this  Agreement,   and  the  application  of  such
provisions  to  persons  or  circumstances  other than those as to which it is
held  invalid  or  unenforceable,   shall  be  unaffected   thereby  and  such
provisions  shall be valid and enforced to the fullest extent permitted by law in such jurisdiction.

(E)   Titles to Sections of this  Agreement  are included for  convenience  of reference only and shall be  disregarded in construing the language  contained in this Agreement.

(F)   This  Agreement may be executed in several  counterparts,  each of which shall be an original,  but all of which together shall  constitute one and the same agreement.

      IN WITNESS WHEREOF,  the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.

CITIBANK, N.A., New York Office           OPPENHEIMERFUNDS, INC.

                                               By: ________________________
                                                   ------------------------
     By: _____________________
     Eugene Fauquier                           Katherine    P.   Feld,    Vice
                                             President

Name:  Eugene Fauquier_________     on  behalf  of  each  investment   company
       ---------------
identified on Appendix A
Title:  Vice President       attached hereto  individually and severally,  and
        -----------------
not jointly and severally

                                  APPENDIX A

FUND      ACCOUNT #    ACCOUNT NAME
----      ---------    ------------

150       099920       Centennial Money Market Trust
160       099862       Centennial Tax Exempt Trust
170       099975       Centennial Government Trust
180       845873       Centennial California Tax Exempt Trust
200       345246       Oppenheimer Money Market Fund
205                    Oppenheimer Series Fund, Inc. for the account of
                          Oppenheimer Disciplined Allocation Fund
211                    Oppenheimer Trinity Core Fund
215                    Oppenheimer Global Growth & Income Fund
220       847143       Oppenheimer U.S. Government Trust
225       847940       Oppenheimer Quest Value
236       847941       Oppenheimer Quest Opportunity Value
251       847942       Oppenheimer Quest Small Cap Value
254       847945       Oppenheimer Quest Global Value
257       847943       Oppenheimer Quest Balanced Value Fund
261                    Oppenheimer Europe Fund
270                    Oppenheimer Growth Fund
300                    Oppenheimer Capital Income Fund
310       347080       Oppenheimer Municipal Bond Fund
345                    Bond Fund Series for the account of
                          Oppenheimer Convertible Securities Fund
351       849393       Oppenheimer Legacy Program/Growth Pool
352       849394       Oppenheimer Legacy Program/Income Pool
353       849396       Oppenheimer Legacy Program/Money Pool
355       847622       Limited Term New York Municipal Fund
365       847621       Rochester Fund Municipals
360       847141       Oppenheimer AMT-Free New York Municipals
                           (formerly Oppenheimer New York Municipal Fund)
375                    Oppenheimer Series Fund, Inc. for the account of
                          Oppenheimer Value Fund
381                    Oppenheimer Trinity Value Fund
395       847331       Oppenheimer New Jersey Municipal Fund
410                    Oppenheimer Gold & Special Minerals Fund
416       849286       Oppenheimer Core Plus Fund
420                    Oppenheimer Total Return Fund, Inc.
500                    Oppenheimer Discovery Fund
505                    Oppenheimer Select Managers for the account of
                          Mercury Advisors S&P 500 Index Fund
510                    Oppenheimer Select Managers for the account of
                          Mercury Advisors Focus Growth Fund
515                    Oppenheimer Select Managers for the account of
                          QM Active Balanced Fund
                       Oppenheimer Select Managers for the account of
520                       Jennison Growth Fund
525                    Oppenheimer Select Managers for the account of
                          Salomon Brothers Capital Fund
530                    Oppenheimer Select Managers for the account of
                          Gartmore Millenium Growth Fund II
535                    Oppenheimer Total Return Bond Fund
600                    Oppenheimer Multi Cap Value Fund
625                    Oppenheimer International Value Trust for the
                       account of
                           Oppenheimer International Value Fund
635                    Oppenheimer International Large Cap-Core Trust for
                       the account of
                          Oppenheimer International Large Cap-Core Fund
700                    Oppenheimer Main Street Funds, Inc. for the
                       account of
                          Oppenheimer Main Street Fund
721                    Oppenheimer Emerging Growth Fund
731                    Oppenheimer Main Street Opportunity Fund
740       845861       Oppenheimer Pennsylvania Municipal Fund
745                    Oppenheimer MidCap Fund
755       849103       Oppenheimer Capital Preservation Fund
760       845764       Oppenheimer Cash Reserves
765                    Oppenheimer Emerging Technologies Fund
775                    Oppenheimer Trinity Large Cap Growth Fund
780       845766       Centennial New York Tax Exempt Trust
790       845767       Oppenheimer California Municipal Fund
795       847279       Oppenheimer Rochester National Municipals
                           (Formerly Oppenheimer Florida Municipal Fund)
855       846077       Oppenheimer Limited Term Government Fund
860       846078       Oppenheimer Intermediate Municipal Fund
870       846080       Centennial America Fund
885                    Oppenheimer Enterprise Fund